Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-137242

PROSPECTUS SUPPLEMENT NO. 1

DATED JANUARY 11, 2007

(To Prospectus Declared Effective on December 6, 2006)

INTERSEARCH GROUP, INC.

4,285,095 Shares

Common Stock

This Prospectus Supplement No. 1 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated December 6, 2006 (the “Original Prospectus”). This Prospectus Supplement No. 1 is not complete without, and may not be delivered or used except in connection with, the Original Prospectus. The shares that are the subject of the Original Prospectus, as supplemented, have been registered to permit their resale to the public by the selling shareholders named therein. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the prospectus.

This Prospectus Supplement No. 1 includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Current Report on Form 8-K of InterSearch Group, Inc.

Our common stock is traded on the American Stock Exchange, under the symbol “IGO”.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 1 (or the Original Prospectus) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is January 11, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2007

InterSearch Group, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51776	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

InterSearch Group, Inc. (the “Company”) has decided not to proceed with the registration and sale of its common stock pursuant to the registration statement on Form SB-2 (File No. 333-137602) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2006. On January 11, 2007, the Company filed a withdrawal request with the Commission with respect to the Registration Statement.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	INTERSEARCH GROUP, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)